

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                                  DEC-31-1996
<PERIOD-START>                                     JAN-01-1997
<PERIOD-END>                                       JUN-30-1997
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                           11,100,113
<OTHER-PROPERTY-AND-INVEST>                            585,202
<TOTAL-CURRENT-ASSETS>                               1,482,937
<TOTAL-DEFERRED-CHARGES>                             1,698,994
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                      14,867,246
<COMMON>                                             2,563,003
<CAPITAL-SURPLUS-PAID-IN>                              594,395
<RETAINED-EARNINGS>                                  1,326,675
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       4,484,073
<PREFERRED-MANDATORY>                                  588,000
<PREFERRED>                                             94,523
<LONG-TERM-DEBT-NET>                                 4,141,444
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                         861,991
<LONG-TERM-DEBT-CURRENT-PORT>                          391,862
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                             51,969
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       4,253,384
<TOT-CAPITALIZATION-AND-LIAB>                       14,867,246
<GROSS-OPERATING-REVENUE>                            2,964,502
<INCOME-TAX-EXPENSE>                                   122,127  <F1>
<OTHER-OPERATING-EXPENSES>                           2,329,042
<TOTAL-OPERATING-EXPENSES>                           2,477,354
<OPERATING-INCOME-LOSS>                                487,148
<OTHER-INCOME-NET>                                    (49,009)
<INCOME-BEFORE-INTEREST-EXPEN>                         438,049
<TOTAL-INTEREST-EXPENSE>                               218,362  <F2>
<NET-INCOME>                                           227,353
<PREFERRED-STOCK-DIVIDENDS>                              7,171
<EARNINGS-AVAILABLE-FOR-COMM>                          217,010
<COMMON-STOCK-DIVIDENDS>                               252,100
<TOTAL-INTEREST-ON-BONDS>                              165,471
<CASH-FLOW-OPERATIONS>                                 288,893
<EPS-PRIMARY>                                                0
<EPS-DILUTED>                                                0

<F1>State  Income  Taxes of $837 and Federal  Income  Taxes for Other  Income of
$(26,185) were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Total Other Income and Deductions are net of the above applicable federal income taxes.
<F2>Total interest expense includes Preferred Securities Dividend Requirements.

